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                                   Exhibit 16




PMB Helin Donovan



May 25, 2007



Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Commissioners:


We have read the statements that we understand Diamond Entertainment Corporation will include under Item 4 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under
Item 4.


/s/ PMB Helin Donovan
--------------------------------


PMB Helin Donovan